Exhibit 99.2


                                         Contacts:  David M. Holmes - Investors
                                                                            KCI
                                                                 (210) 255-6892

                                                          Elliot Sloane - Media
                                                               Sloane & Company
                                                                 (212) 446-1860


               KCI TO HOST CONFERENCE CALL REGARDING JURY VERDICT

SAN ANTONIO -- (BUSINESS WIRE) -- August 3, 2006 -- Kinetic Concepts, Inc. (NYSE:KCI) announced today that it will host a conference call at 8:30 a.m. EDT on Friday, August 4, 2006 to discuss the recently announced jury verdict in the Company's patent litigation.

Dial-in numbers for this conference call are Domestic (866-578-5784), International (+617-213-8056), Participant Code -- 16456502. This call is being web cast by CCBN and can be accessed at the Kinetic Concepts web site http://www.kci1.com/investor/index.asp. The web cast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com and institutional investors can access the call via CCBN's password-protected event management site, StreetEvents ( www.streetevents.com). Approximately one hour after the live call/web cast, the web cast will be available for a period of twelve months on KCI's web site at the investor relations page http://www.kci1.com/investor/index.asp.

About KCI
---------

Kinetic Concepts, Inc. is a global medical technology company with leadership positions in advanced wound care and therapeutic surfaces. We design, manufacture, market and service a wide range of proprietary products that can improve clinical outcomes while helping to reduce the overall cost of patient care. Our advanced wound care systems incorporate our proprietary V.A.C.(R) technology, which has been clinically demonstrated to help promote wound healing and can help reduce the cost of treating patients with serious wounds. Our therapeutic surfaces, including specialty hospital beds, mattress replacement systems and overlays, are designed to address pulmonary complications associated with immobility and to prevent skin breakdown. We have an infrastructure designed to meet the specific needs of medical professionals and patients across all health care settings including acute care hospitals, extended care facilities and patients' homes both in the United States and abroad.